UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 12, 2011, the Management Development and Compensation Committee of the Board of Directors of Cascade Microtech, Inc. (the “Company”) approved the Cascade Microtech, Inc. 2011 Employee Incentive Plan (the “Employee Incentive Plan”). Pursuant to the terms of the Employee Incentive Plan, each of the Company’s executive officers will be eligible for semi-annual cash incentive awards. Target awards will be based on a percentage of each executive officer’s base salary, with the actual amount of the award determined based on achievement of target levels of revenue and net contribution, with 50 percent of the award based on revenue performance and 50 percent based on net contribution performance. Net contribution will be calculated based on income from operations excluding unallocated corporate expenses and may be adjusted to exclude certain unusual items, which may include, but are not limited to gains or losses resulting from one-time events, including the write-off or impairment of assets, the gain or loss on the sale of assets or property, severance charges, restructuring expenses, and other extraordinary transactions or events. No awards will be made with respect to achievement of the revenue target if performance is below 80 percent of the revenue target. The award will be 80 percent of the target award at 80 percent of target revenue, increasing to a maximum of 200 percent of the target award at 200 percent of target revenue, with amounts in between determined based on a linear function. Awards based upon achievement of the net contribution target will be determined based on a linear function with a payout of 1 percent of the target award at 1 percent of target net contribution, and a maximum payout of 100 percent of the target award at 100 percent of target net contribution. The total award, if any, may be increased by up to 10 percent based upon the achievement of certain team goals. Awards under the Employee Incentive Plan may be capped by the application of a profitability threshold that aligns the incentive awards with the profitability of the Company.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s Annual Meeting of Shareholders on May 13, 2011, the Company’s shareholders: (i) elected six directors; and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2011. Set forth below are the voting results for each of these proposals.

Item 1:	Election of six directors, three to serve for one-year terms, one to serve for a two-year term, and two to serve for three-year terms:

Nominee	For	Withheld	Broker Non-votes
Dr. F. Paul Carlson (one-year term)	11,025,751	45,686	3,046,315
Dr. John Y. Chen (one-year term)	11,038,205	33,232	3,046,315
John D. (“J.D.”) Delafield (one-year term)	11,059,462	11,975	3,046,315
Dr. William R. Spivey (two-year term)	9,957,724	1,113,713	3,046,315
Michael D. Burger (three-year term)	11,032,658	38,779	3,046,315
Raymond A. Link (three-year term)	11,039,686	31,751	3,046,315

Item 2:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2011:

For	Against	Abstain	Broker Non-votes
14,091,511	24,530	1,711	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 18, 2011.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Jeff A. Killian
Jeff A. Killian
Vice President and Chief Financial Officer